EXHIBIT 4.9

CONSENT AND AMENDMENT NO. 9 TO AMENDED AND RESTATED

LOAN AND SECURITY AGREEMENT

THIS CONSENT AND AMENDMENT NO. 9 TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Consent and Amendment”), dated as of March 9, 2006, is entered into by HUDSON HIGHLAND GROUP, INC., a Delaware corporation (“Parent”), and each of Parent’s Subsidiaries identified on the signature pages hereof (such Subsidiaries, together with Parent, are referred to hereinafter each individually as a “Borrower”, and individually and collectively, jointly and severally, as “Borrowers”), WELLS FARGO FOOTHILL, INC., a California corporation, as the arranger and administrative agent for the Lenders (“Agent”), and the lenders identified on the signature pages hereof (such lenders, together with their respective successors and assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”).

W I T N E S S E T H

WHEREAS, Borrowers, Agent and Lenders are parties to that certain Amended and Restated Loan and Security Agreement, dated as of June 25, 2003 (as amended, restated, supplemented, extended, renewed or otherwise modified from time to time, the “Loan Agreement”); and

WHEREAS, pursuant to the terms of a Consent to Amended and Restated Loan and Security Agreement, dated as of July 6, 2005, as amended by an Amendment to Consent, dated as of September 29, 2005 (as so amended, the “Consent”), Borrowers and Agent have heretofore consented to the waiver of the condition to the Lender Group’s obligation to make Advances set forth in Section 3.3(a) of the Loan Agreement (the “Waiver”), which Waiver is currently effective for the period commencing on July 6, 2005 and ending on December 31, 2005 (the “Subject Period”); and

WHEREAS, Borrowers have requested that the Subject Period, and effectiveness of the Waiver, be extended, as more fully set forth hereinbelow; and

WHEREAS, Borrowers have further requested that the Loan Agreement be amended to modify certain terms thereof, as more fully set forth hereinbelow; and

WHEREAS, subject to the satisfaction of the conditions set forth herein, Agent and Lenders are willing to consent to the extension of the Subject Period and to the amendment of the Loan Agreement upon the terms and conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. DEFINITIONS. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them, respectively, in the Loan Agreement, as amended hereby.

2. CONSENT TO EXTENSION. Subject to the terms and conditions of this Consent and Amendment, the Agent and Lenders hereby consent and agree, effective as of December 31, 2005, to the extension of the Subject Period and the effectiveness of the Waiver through December 31, 2006. Nothing contained in this Section 2 or elsewhere in this Consent and Amendment shall limit, or be deemed to limit, Agent’s and Lenders’ rights and remedies arising as a result of the occurrence of a Default or Event of Default, including, without limitation, the right to cease making Advances.

3. AMENDMENTS TO LOAN AGREEMENT.

(a) Effective as of January 1, 2006, Section 7.20(a)(i) of the Loan Agreement is hereby amended and restated in its entirety as follows:

“(a) Fail to maintain:

(i) Minimum Adjusted EBITDA. Adjusted EBITDA, measured on a month-end or quarter-end basis as set forth below, of not less than the required amount set forth in the following table (in thousands) for the applicable month set forth opposite thereto:

Applicable Amount 2005	Applicable Amount 2006	Applicable Month
$(4,000)	$15,000	January
$(2,000)	$15,000	February
$4,500	$15,000	March
$5,000	$15,000	April
$5,000	$15,000	May
$5,000	$15,000	June
$6,000	$25,000	July
$6,000	$25,000	August
$6,000	$25,000	September
$6,000	$25,000	October
$6,000	$25,000	November
$6,000	$25,000	December

Adjusted EBITDA shall be determined on a trailing twelve-month basis and shall be measured (x) on a month-end basis at all times that the Account Report Base is less than $30,000,000 and (y) on a quarter-end basis at all other times. Agent shall establish required minimum amounts for periods ending after December 31, 2006 on such basis as Agent may determine in its Permitted Discretion, consistent with methods employed to establish minimum amounts for prior periods, but in no event shall required minimum Adjusted EBITDA amounts for such later periods be less than the amounts set forth above for corresponding periods in 2006.”

(b) Section 7.20(b)(i) of the Loan Agreement is hereby amended and restated in its entirety as follows:

“(i) Capital Expenditures. Capital expenditures in any fiscal year in excess of (i) $8,800,000 for Borrowers’ fiscal 2003, (ii) $11,000,000 for Borrowers’ fiscal 2004, (iii) $13,000,000 for Borrowers’ fiscal 2005, (iv) $14,000,000 for Borrowers’ fiscal 2006, and (v) such required maximum amounts for fiscal years occurring after Borrowers’ fiscal 2006 as Agent may determine in its Permitted Discretion, consistent with methods employed to establish maximum amounts for prior fiscal years. So long as, as of the end of any fiscal year of Borrowers, no Event of Default then exists or has occurred and is continuing, the amount of capital expenditures permitted in such fiscal year which remains unused may be added to the permitted amount of capital expenditures in the immediately following fiscal year.”

4. CONDITIONS PRECEDENT TO THIS AMENDMENT. The satisfaction of each of the following shall constitute conditions precedent to the effectiveness of this Consent and Amendment and each and every provision hereof:

(a) The representations and warranties in the Loan Agreement and the other Loan Documents, shall be true and correct in all respects on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date);

(b) No Default or Event of Default shall have occurred and be continuing on the date hereof or after giving effect to the effectiveness of this Consent and Amendment; and

(c) Agent shall have received, in form and content satisfactory to Agent, a fully executed copy of this Consent and Amendment.

5. CONDITIONS SUBSEQUENT TO THIS AMENDMENT. Agent shall receive the reaffirmation and consent of each Guarantor, in the form of Exhibit A attached hereto, duly executed and delivered by an authorized official of such Guarantor, on or before April 15, 2006 with respect to all Guarantors. It is expressly acknowledged and agreed that the failure to deliver to Agent each fully executed reaffirmation and consent required by this Section 5 on or before the applicable date set forth above shall terminate the effectiveness of this Consent and Amendment and of all the terms and conditions hereof.

6. CONSTRUCTION. THIS CONSENT AND AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK.

7. ENTIRE AMENDMENT; EFFECT OF AMENDMENT. This Consent and Amendment, and the terms and provisions hereof, constitute the entire agreement among the parties pertaining to the subject matter hereof and supersede any and all prior or contemporaneous amendments relating to the subject matter hereof. Except for the extension of the Subject Period pursuant to Section 2 hereof and the amendments to the Loan Agreement expressly set forth in Section 3 hereof, the Loan Agreement and other Loan Documents shall remain unchanged and in full force and effect. To the extent any terms or provisions of this Consent and Amendment conflict with those of the Loan Agreement or other Loan Documents, the terms and provisions of this Consent and Amendment shall control. This Consent and Amendment is a Loan Document.

8. COUNTERPARTS; TELEFACSIMILE EXECUTION. This Consent and Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Consent and Amendment by signing any such counterpart. Delivery of an executed counterpart of this Consent and Amendment by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Consent and Amendment. Any party delivering an executed counterpart of this Consent and Amendment by telefacsimile also shall promptly deliver an original executed counterpart of this Consent and Amendment, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Consent and Amendment.

9. MISCELLANEOUS.

(a) Upon the effectiveness of this Consent and Amendment, each reference in the Loan Agreement to “this Agreement”, “hereunder”, “herein”, “hereof” or words of like import referring to the Loan Agreement shall mean and refer to the Loan Agreement as heretofore amended and as further amended by this Consent and Amendment.

(b) Upon the effectiveness of this Consent and Amendment, each reference in the Loan Documents to the “Loan Agreement”, “thereunder”, “therein”, “thereof” or words of like import referring to the Loan Agreement shall mean and refer to the Loan Agreement as heretofore amended and as further amended by this Consent and Amendment.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have caused this Consent and Amendment No. 9 to be executed and delivered as of the date first written above.

HUDSON HIGHLAND GROUP, INC.,
as Parent and a Borrower Parent and on behalf of Guarantors

By:
Title:

HUDSON GLOBAL RESOURCES AMERICA, INC., fka HUDSON HIGHLAND GROUP GLOBAL RESOURCES AMERICA, INC.,
as a Borrower

By:
Title:

HUDSON GLOBAL RESOURCES HOLDINGS, INC., fka HUDSON HIGHLAND GROUP GLOBAL RESOURCES HOLDINGS, INC., as a Borrower

By:
Title:

HUDSON GLOBAL RESOURCES MANAGMENT, INC., fka HUDSON HIGHLAND GROUP GLOBAL RESOURCES MANAGEMENT, INC., as a Borrower

By:
Title:

HUDSON GLOBAL RESOURCES LIMITED, as a Borrower

By:
Title:

HIGHLAND PARTNERS LIMITED, as a Borrower

By:
Title:

HUDSON GLOBAL RESOURCES (AUST) PTY LTD., as a Borrower

By:
Title:

HUDSON TRADE & INDUSTRIAL SERVICES PTY LTD., as a Borrower

By:
Title:

HUDSON TRADE & INDUSTRIAL SOLUTIONS PTY LTD., as a Borrower

By:
Title:

HUDSON GLOBAL RESOURCES (NEWCASTLE) PTY LTD., as a Borrower

By:
Title:

HIGHLAND PARTNERS (AUST) PTY LTD., as a Borrower

By:
Title:

HUDSON HIGHLAND GROUP SEARCH, INC., as a Borrower

By:
Title:

JAMES BOTRIE AND ASSOCIATES INC., as a Borrower

By:
Title:

HIGHLAND PARTNERS CO (CANADA), fka 3057313 NOVA SCOTIA COMPANY, as a Borrower

By:
Title:

HUDSON PAYROLL SERVICES, LIMITED, as a Borrower

By:
Title:

WELLS FARGO FOOTHILL, INC., as Agent and as a Lender

By:
Title:

THE CIT GROUP/BUSINESS CREDIT, INC. as a Lender

By:
Title:

EXHIBIT A

REAFFIRMATION AND CONSENT

Reference is made to that certain Amended and Restated Loan and Security Agreement, dated as of June 25, 2003, by and among HUDSON HIGHLAND GROUP, INC., a Delaware corporation (“Parent”), and each of Parent’s Subsidiaries identified on the signature pages thereto (such Subsidiaries, together with Parent, are referred to hereinafter individually as a “Borrower”, and individually and collectively, jointly and severally, as “Borrowers”), WELLS FARGO FOOTHILL, INC., a California corporation, as the arranger and administrative agent for the Lenders (“Agent”), and the lenders identified on the signature pages thereto (such lenders, together with their respective successors and assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), dated as of June 25, 2003 (as amended, restated, supplemented or otherwise modified, the “Loan Agreement”). Reference is further made to that certain Consent and Amendment No. 9 to Amended and Restated Loan and Security Agreement, dated as of March 9, 2006 (the “Consent and Amendment”), among Borrowers, Agent and Lenders. All capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement.

Each of the undersigned hereby (a) represents and warrants to Agent and Lenders that the execution, delivery and performance of this Reaffirmation and Consent are within its powers, have been duly authorized by all necessary action, and are not in contravention of any law, rule, or regulation, or any order, judgment, decree, writ, injunction, or award of any arbitrator, court, or governmental authority, or of the terms of its charter or bylaws, or of any contract or undertaking to which it is a party or by which any of its properties may be bound or affected; (b) consents to the transactions contemplated by the Consent and Amendment; (c) acknowledges and reaffirms its obligations owing to Agent and Lenders under any Loan Documents to which it is a party; and (d) agrees that each of the Loan Documents to which it is a party is and shall remain in full force and effect.

Although each of the undersigned has been informed of the matters set forth herein and has acknowledged and agreed to same, each of the undersigned understands that Agent and Lenders have no obligation to inform it of such matters in the future or to seek its acknowledgment or agreement to future amendments, and nothing herein shall create such a duty.

Delivery of an executed counterpart of this Reaffirmation and Consent by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Reaffirmation and Consent. Any party delivering an executed counterpart of this Reaffirmation and Consent by telefacsimile shall also deliver an original executed counterpart of this Reaffirmation and Consent but the failure to deliver an original executed counterpart shall not affect the validity, enforceability and binding effect of this Reaffirmation and Consent. This Reaffirmation and Consent shall be governed by the laws of the State of New York.

IN WITNESS WHEREOF, the undersigned have each caused this Reaffirmation and Consent to be executed with the intent that it be deemed effective as of March 9, 2006.

PEOPLE.COM CONSULTANTS, INC.
PEOPLE.COM TECHNOLOGY PARTNERS, INC.
HUDSON HIGHLAND GROUP HOLDINGS INTERNATIONAL, INC.
CORNELL TECHNICAL SERVICES, INC.
HUDSON HIGHLAND CENTER FOR HIGH PERFORMANCE, LLC
JMT FINANCIAL PARTNERS, LLC
DELTA SEARCH GROUP, INC.
HUDSON HIGHLAND (APAC) PTY LIMITED
MORGAN & BANKS HOLDINGS AUSTRALASIA PTY LIMITED
HIGHLAND HOLDCO (AUST) PTY LTD.
HUDSON GLOBAL RESOURCES (NZ) LTD.
M&B HOLDCO NZ
HIGHLAND HOLDCO (NZ)
HIGHLAND PARTNERS (NZ) LIMITED

By:
Title:

HIGHLAND PARTNERS SA/NV

By:
Title:

DE WITTE & MOREL GLOBAL RESOURCES NV/SA

By:
Title:

HIGHLAND PARTNERS SARL

By:
Title:

[SIGNATURES CONTINUED FROM PRIOR PAGE]

HUDSON GLOBAL RESOURCES SAS

By:
Title:

HUDSON GROUP HOLDINGS B.V, fka HIGHLAND PARTNERS HOLDING B.V.

By:
Title:

HUDSON GLOBAL RESOURCES B.V. , fka HIGHLAND PARTNERS B.V.

By:
Title:

HUDSON HUMAN CAPITAL SOLUTIONS B.V., fka HUDSON GROUP HOLDINGS B.V.

By:
Title:

BALANCE FINANCIEEL MANAGEMENT B.V.
BALANCE JURIDISCH MANAGEMENT B.V.
BALANCE TECHNISCH MANAGEMENT B.V.
BALANCE PUBLIC MANAGEMENT B.V.
BALANCE ERVARING OP PROJECTBASIS B.V.

By:
Title:

[Reaffirmation and Consent]